As filed with the U.S. Securities and Exchange Commission on November 21, 2022

Registration No. 333- 268032

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

17950 Preston Road, Suite 600
Dallas, Texas 75252
(972) 349-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maryland	75-6446078
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

David Thompson
Chief Executive Officer
Creative Media & Community Trust Corporation
17950 Preston Road, Suite 600
Dallas, Texas 75252
(972) 349-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick S. Brown

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
(310) 712-6600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information set forth in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale thereof is not permitted.

Subject to Completion. Dated November 21, 2022.

PRELIMINARY PROSPECTUS

Creative Media & Community Trust Corporation
$1,000,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

We may offer and sell up to $1,000,000,000 in the aggregate of the securities identified above from time to time in one or more offerings.

This prospectus includes a general description of the securities we may offer and the manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they will be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” in this prospectus for more information.

Our Common Stock, par value $0.001 per share, is traded on the Nasdaq Global Market (“Nasdaq”), under the ticker symbol “CMCT,” and on the Tel Aviv Stock Exchange (the “TASE”), under the ticker symbol “CMCT-L.” Our Series L Preferred Stock, par value $0.001 per share (our “Series L Preferred Stock”), is also traded on Nasdaq and the TASE, in each case under the ticker symbol “CMCTP.”

We have elected to qualify to be taxed as a real estate investment trust (“REIT”) under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves significant risks. See “Risk Factors” on page 1 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under such shelf registration statement, we may offer and sell any combination of the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered or the nature of the offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to the offered securities or such offering.

You should rely only on the information contained in or incorporated by reference into this prospectus, any supplement and any related free writing prospectus. No one is authorized to provide you with information that is different from that which is contained in this prospectus or to make representations as to matters not stated in this prospectus or any related prospectus supplement or free writing prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any purchase of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any related prospectus supplement or free writing prospectus, you should rely on the information in the most recent related prospectus supplement or free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. To the extent there is any inconsistency between the summaries contained herein and the actual terms of these documents, the actual terms will govern. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information” in this prospectus.

Unless otherwise indicated in this prospectus, or if the context otherwise requires, “CMCT,” the “Company,” “we,” “us” and “our” refer to Creative Media & Community Trust Corporation and its subsidiaries.

RISK FACTORS

Before making a decision to purchase securities offered by us, you should carefully consider your particular investment objectives and financial circumstances in light of the risks described under “Risk Factors” in the applicable prospectus supplement and our most recent Annual Report on Form 10-K (and any updates to those risk factors included in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. Information that we file with the SEC after the date of this prospectus and any prospectus supplement will be deemed to automatically modify and supersede the information included or incorporated by reference in this prospectus and any prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information.

We incorporate by reference the documents listed below and any documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the date that the offerings of securities by means of this prospectus are completed or terminated (other than, in each case, documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules):

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 16, 2022);
●	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 (filed on May 10, 2022), June 30, 2022 (filed on August 9, 2022) and September 30, 2022 (filed on November 14, 2022);
●	the Company’s Current Reports on Form 8-K filed on January 6, 2022, March 10, 2022, May 2, 2022, June 17, 2022, July 1, 2022, July 5, 2022, and September 16, 2022; and
●	our Proxy Statement on Schedule 14A filed on May 2, 2022 to the extent incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Additionally, all documents (other than documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules) that we file with the SEC pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement shall be deemed to be incorporated by reference into this prospectus.

We make available through our website at https://shareholders.creativemediacommunity.com/sec-filings our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Additionally, we will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Such requests should be directed to CMCT, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252, or may be requested by telephone at (972) 349-3230.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions.

Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2022. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, other than as required by law.

OUR COMPANY

CMCT is a Maryland corporation and a REIT. We primarily own and operate Class A and creative office real assets in vibrant and improving metropolitan communities throughout the United States. We also own one hotel in northern California and a lending platform that originates loans under the Small Business Administration (“SBA”) 7(a) loan program. We seek to acquire, operate and develop premier multifamily and creative office assets that cater to rapidly growing industries such as technology, media and entertainment in vibrant and emerging communities throughout the United States. We seek to apply the expertise of CIM Group, L.P. (“CIM Group”) to the acquisition, development and operation of top-tier multifamily properties situated in dynamic markets with similar business and employment characteristics to its creative office investments. All of our real estate assets are and will generally be located in communities qualified by CIM Group.

CMCT is operated by affiliates of CIM Group. CIM Group is a community-focused real estate and infrastructure owner, operator, lender and developer. CIM Group is headquartered in Los Angeles, CA, with offices in Atlanta, GA, Bethesda, MD, Chicago, IL, Dallas, TX, New York, NY, Orlando, FL, Phoenix, AZ, and Tokyo, Japan. CIM Group also maintains additional offices across the United States, as well as in Korea, Hong Kong and the United Kingdom to support its platform.

We have elected to be taxed as a REIT under the provisions of the Code. To the extent we qualify for taxation as a REIT, we generally will not be subject to a federal corporate income tax on our taxable income that is distributed to our stockholders. We may, however, be subject to certain federal excise taxes and state and local taxes on our income and property. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates and will not be able to qualify as a REIT for four subsequent taxable years. In order to remain qualified as a REIT under the Code, we must satisfy various requirements in each taxable year, including, among others, limitations on share ownership, asset diversification, sources of income, and the distribution of at least 90% of our taxable income within the specified time in accordance with the Code.

Our Common Stock trades on Nasdaq, under the ticker symbol “CMCT,” and the TASE, under the ticker symbol “CMCT-L.” Our Series L Preferred Stock is also traded on Nasdaq and the TASE, in each case under the ticker symbol “CMCTP.” Our principal executive offices are located at 17950 Preston Road, Suite 600, Dallas, Texas 75252 and our telephone number is (972) 349-3200. Our internet address is https://www.creativemediacommunity.com/. The information contained on our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the primary offering for general corporate purposes, acquisitions of shares of our Common Stock and preferred stock, whether through one or more tender offers, share repurchases, preferred stock redemptions or otherwise, and acquisitions and additional investments consistent with our acquisition and asset management strategies.

DESCRIPTION OF DEBT SECURITIES

This section contains general terms and provisions of the debt securities that may be offered and sold in one or more offerings under this prospectus. The board of directors of the Company (our “Board of Directors”) will determine the specific terms of any series of debt securities offered under this prospectus, and such terms will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, including the complete note agreements or indentures, as applicable, that contain the terms of the debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this prospectus, the prospectus supplement will control.

General

We may offer senior debt securities or subordinated debt securities, which may be convertible into one or more other securities. Unless otherwise provided by the applicable prospectus supplement, senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement.

Debt securities may be issued under a note purchase agreement or under an indenture to be entered into between us and a trustee. In any issuance of debt securities, we will file with the SEC the form of debt security and, as applicable, a form of note purchase agreement or form of indenture. If we issue debt securities pursuant to an indenture to be entered into between us and a trustee, we will identify the trustee in the applicable prospectus supplement, and the terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. Any indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Terms

For each series of debt securities we offer, a prospectus supplement will be delivered with this prospectus that describes the terms and conditions of the series of debt securities offered, including, to the extent applicable, the following:

●	the title and series designation of the debt securities;
●	the character of the debt securities as senior debt securities or subordinated debt securities, and the extent and manner in which any subordinated debt securities are subordinated to the prior payment of our other liabilities;
●	any limit on the aggregate principal amount of the debt securities that may be issued;
●	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;
●	the timing of the payment of the principal amount;
●	the rate or rates at which the debt securities bear interest, or the method used to determine such rate or rates, if any;
●	the date or dates from which interest will accrue and the timing of the payment of any accrued interest;
●	whether the debt securities are to be issued in global form;
●	any sinking fund requirements or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;
●	any provisions that would allow the Company to redeem the debt securities in whole or in part;
●	whether the debt securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;
●	any restrictions on the offer, sale and delivery of the debt securities;
●	the place or places where payments or deliveries in respect of the debt securities will be made, where the debt securities may be presented for registration of transfer or exchange and where notices or demands to or upon the Company may be served;

●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
●	the terms, if any, upon which the debt securities are convertible into other of our securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate and the conversion period;
●	any conditions that must be satisfied, including a description of any documents or certificates that must be received, prior to the issuance of the debt securities;
●	the events of default and covenants relevant to the debt securities;
●	the identity of any trustee, including the location of the corporate trust office of such trustee, and, if different than the trustee, the identity of any security registrar or paying agent;
●	any special rights to which holders of the debt securities are entitled upon the occurrence of specified events;
●	a discussion of any material U.S. federal income tax consequences of owning and disposing of the debt securities; and
●	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture or the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, all debt securities will be construed in accordance with and governed by the laws of the state of New York and, to the extent debt securities are issued pursuant to an indenture, such indenture will be governed by the laws of the state of New York.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock and of capital stock that may be offered and sold in one or more offerings under this prospectus. The description of our capital stock is not complete and is qualified in its entirety by reference to the provisions of our charter and bylaws and the applicable provisions of the Maryland General Corporation Law (the “MGCL”). Our charter and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).

General

Our charter provides that we may issue up to 900,000,000 shares of our Common Stock, and up to 100,000,000 shares of our preferred stock, par value $0.001 per share. As of November 18, 2022, 35,472,513 shares of our preferred stock are classified as our Series A Preferred Stock, par value $0.001 per share (our “Series A Preferred Stock”), 27,990,400 shares of our preferred stock are classified as our Series A1 Preferred Stock, par value $0.001 per share (our “Series A1 Preferred Stock”), 26,992,000 shares of our preferred stock are classified as our Series D Preferred Stock, par value $0.001 per share (our “Series D Preferred Stock”), and 6,564,716 shares of our preferred stock are classified as our Series L Preferred Stock. Our charter authorizes our Board of Directors, with the approval of a majority of our entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue.

As of November 18, 2022, there were 22,771,227 shares of our Common Stock, 8,292,851 shares of our Series A Preferred Stock, 3,946,994 Series A Warrants (as defined below in “—Series A Preferred Stock”) to purchase 1,022,867 shares of Common Stock, 2,951,876 shares of our Series L Preferred Stock, 48,857 shares of our Series D Preferred Stock, and 4,877,146 shares of our Series A1 Preferred Stock issued and outstanding. Our Common Stock was held by approximately 318 stockholders of record as of November 16, 2022. Under Maryland law, our stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of our preferred stock and any other class or series of our capital stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer”), holders of shares of our Common Stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our Board of Directors out of funds legally available therefor and declared by us and to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our Company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock and except as may otherwise be specified in the terms of any class or series of our capital stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of Common Stock entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the MGCL or by our charter.

Except as set forth in the terms of our Series L Preferred Stock and described below (see “—Series L Preferred Stock”), holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our Company. Our charter provides that our common stockholders generally have no appraisal rights unless our Board of Directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our Common Stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our Common Stock will have equal dividend, liquidation and other rights.

Our Common Stock is traded on Nasdaq, under the ticker symbol “CMCT,” and on the TASE, under the ticker symbol “CMCT-L.” The transfer agent and registrar for shares of our Common Stock is American Stock Transfer and Trust Company.

Preferred Stock

This section contains general terms and provisions of the preferred stock that may be offered under this prospectus. The terms of any class or series of preferred stock may differ from the terms described below, and certain provisions of the preferred stock described below and in any relevant prospectus are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a class or series of preferred stock, which will be filed with the SEC in connection with the offering of any class or series of preferred stock.

Our Board of Directors may, with the approval of a majority of our entire Board of Directors and without stockholder approval, authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our Common Stock or other series of preferred stock.

The specific terms of any class or series of preferred stock offered under this prospectus will be described in the applicable prospectus supplement. Such terms may include, to the extent applicable:

●	the designation of the class or series of preferred stock and the number of shares authorized under our charter;
●	the number of shares offered in the offering and the price at which shares are offered (or the process by which price will be determined);
●	the manner of offering of the preferred stock;

●	any dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;
●	the priority in payment of the preferred stock with respect to distributions and upon liquidation, as compared to the Company’s other obligations;
●	any listing of the preferred stock on any securities exchange or other securities market;
●	any voting rights;
●	any redemption or sinking fund provisions;
●	any conversion provisions or rights of the Company or the holders to redeem the preferred stock;
●	whether interests in the preferred stock being offered will be represented by depositary shares;
●	a discussion of any material U.S. federal income tax consequences of owning and disposing of, or converting or exchanging, the preferred stock; and
●	any other specific terms of the preferred stock being offered.

The rights of holders of shares of each class or series of preferred stock will be subordinate to those of our general creditors. Any class or series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

●	senior to all other equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock;
●	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock; and
●	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Holders of the preferred stock of each class or series will be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different classes or series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both.

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter. Unless otherwise provided in the applicable prospectus supplement, the transfer agent and registrar for preferred stock offered under this prospectus will be American Stock Transfer and Trust Company.

Any class or series of preferred stock will be subject to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer”).

Series A Preferred Stock

Our Series A Preferred Stock has no voting rights and ranks senior to our Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A Preferred Stock ranks senior to such class or series (including with respect to the payment of dividends on our Series L Preferred Stock) with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Series A Preferred Stock are entitled to receive, if, as and when authorized by our Board of Directors, cumulative cash dividends on each share of Series A Preferred Stock at an annual rate of 5.5% of the stated value of $25.00 (the “Series A Stated Value”), which Series A Stated Value is subject to appropriate adjustment in limited circumstances, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series A Preferred Stock. Dividends on each share of Series A Preferred Stock begin accruing on, and are cumulative from, the date of issuance of such shares.

Holders of our shares of Series A Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on such shares. Unless full cumulative dividends on our shares of Series A Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

●	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to our Series A Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our Common Stock, Series A1 Preferred Stock, Series D Preferred Stock, Series L Preferred Stock, or any other class or series of our stock ranking junior to or on parity with our Series A Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

●	except by conversion into or exchange for shares of stock ranking junior to our Series A Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series A1 Preferred Stock, Series D Preferred Stock, Series L Preferred Stock, or any other class or series of our stock ranking junior to or on parity with our Series A Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

Holders of our Series A Preferred Stock have the right to require us to redeem such shares beginning on the date of original issuance of such shares at a redemption price equal to the Series A Stated Value, less a redemption fee of 13%, beginning on the date of original issuance until but excluding the second anniversary thereof or a redemption fee of 10% beginning on the second anniversary of the date of original issuance until but excluding the fifth anniversary of the date of original issuance, in each case plus any accrued but unpaid dividends; provided, however, that our Board of Directors, in its discretion, may from time to time authorize the Company to redeem such shares of Series A Preferred Stock at a redemption price equal to the Series A Stated Value less a redemption fee of 10 to 0%, plus any accrued but unpaid dividends.

If a holder of shares of Series A Preferred Stock causes the Company to redeem such shares, we will pay the redemption price in cash or, on or after the first anniversary of the issuance of the shares of Series A Preferred Stock to be redeemed, at our option and in our sole discretion, in equal value through the issuance of shares of Common Stock, based on the volume weighted average price of our Common Stock for the 20 trading days prior to the redemption. Additionally, from and after the fifth anniversary of the date of original issuance of any shares of Series A Preferred Stock, we will have the right to redeem any or all shares of Series A Preferred Stock at 100% of the Series A Stated Value, plus any accrued but unpaid dividends, in cash or in equal value through the issuance of shares of Common Stock.

On July 1, 2016, we commenced our reasonable best efforts public offering of up to 36,000,000 units (“Series A Units”), with each Series A Unit consisting of one share of Series A Preferred Stock and one detachable warrant to purchase 0.25 of a share of our Common Stock (a “Series A Warrant”). For further information regarding our Series A Warrants, refer to “Description of Warrants—Series A Warrants” in this prospectus. In January 2020, we terminated the offering of Series A Units. On January 28, 2020, we commenced our reasonable best efforts public offering of a maximum of $784,983,825, on an aggregate basis, of Series A Preferred Stock and Series D Preferred Stock. In June 2022, we terminated the offering of Series A Preferred Stock.

The transfer agent and registrar for shares of our Series A Preferred Stock is American Stock Transfer and Trust Company.

Series A1 Preferred Stock

Our Series A1 Preferred Stock has no voting rights and ranks senior to our Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A1 Preferred Stock ranks senior to such class or series (including with respect to the payment of dividends on our Series L Preferred Stock) with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of Series A1 Preferred Stock are entitled to receive, if, as and when authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A1 Preferred Stock at a quarterly rate of the greater of (i) 6.00% of $25.00 (the “Series A1 Stated Value,” which is subject to appropriate adjustment in limited circumstances as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series A1 Preferred Stock), divided by 4, and (ii) the Federal Funds (Effective) Rate on the dividend determination date, plus 2.50% of the Series A1 Stated Value, divided by 4, up to a maximum of 2.50% of the Series A1 Stated Value per quarter, as determined on each applicable dividend determination date. Dividends on each share of Series A1 Preferred Stock accrue and are cumulative from the date of issuance of such share.

Holders of our shares of Series A1 Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on such shares. Unless full cumulative Series A1 Dividends for all past dividend periods have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

●	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to the Series A1 Preferred Stock as to the dividend rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of Common Stock, Series A Preferred Stock, Series D Preferred Stock, Series L Preferred Stock or any other class or series of our stock ranking junior to or on parity with the Series A1 Preferred Stock as to dividend rights for any period; or

●	except by conversion into or exchange for shares of stock ranking junior to the Series A1 Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series A Preferred Stock, Series D Preferred Stock, Series L Preferred Stock or any class or any other class or series of our stock ranking junior to or on parity with the Series A1 Preferred Stock as to dividend rights.

Holders of our shares of Series A1 Preferred Stock have the right to require the Company to redeem such shares at a redemption price equal to a percentage of the Series A1 Stated Value set forth below plus any accrued and unpaid dividends:

●	91%, for all such redemptions effective prior to the first anniversary of the date of original issuance of such shares;

●	92%, for all such redemptions effective on or after the first anniversary, but prior to the second anniversary, of the date of original issuance of such shares;

●	93%, for all such redemptions effective on or after the second anniversary, but prior to the third anniversary, of the date of original issuance of such shares;

●	94%, for all such redemptions effective on or after the third anniversary, but prior to the fourth anniversary, of the date of original issuance of such shares;

●	95%, for all such redemptions effective on or after the fourth anniversary, but prior to the fifth anniversary, of the date of original issuance of such shares; and

●	100%, for all such redemptions effective on or after the fifth anniversary of the date of original issuance of such shares.

Each holder of Series A1 Preferred Stock may exercise such redemption right by delivering a written notice thereof to the Company and the redemption price will be paid by the Company on a date selected by the Company that is no later than 45 days after such notice is received by the Company.

If a holder of shares of Series A1 Preferred Stock causes us to redeem such shares, we will pay the redemption price, at our option and in our sole discretion, in cash or in equal value through the issuance of shares of Common Stock, based on the volume-weighted average price of our Common Stock for the 20 trading days prior to the redemption. Additionally, from and after the date that is twenty-four months following the date of original issuance of our Series A1 Preferred Stock, we will have the right to redeem any or all shares of Series A1 Preferred Stock at 100% of the Series A1 Stated Value, plus any accrued but unpaid dividends, in cash or in equal value through the issuance of shares of common stock.

On June 10, 2022, we commenced our reasonable best efforts public offering of a maximum of up to $692,312,129, on an aggregate basis, of Series A1 Preferred Stock.

The transfer agent and registrar for our Series A1 Preferred Stock is American Stock Transfer and Trust Company.

Series D Preferred Stock

Our Series D Preferred Stock has no voting rights and ranks senior to our Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series D Preferred Stock ranks senior to such class or series (including with respect to payment of dividends on our Series L Preferred Stock) with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of Series D Preferred Stock are entitled to receive if, as and when authorized by our Board of Directors, cumulative cash dividends on each share of Series D Preferred Stock at an annual rate of 5.65% of the value of $25.00 (the “Series D Stated Value”) which is subject to appropriate adjustment in limited circumstances, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series D Preferred Stock. Dividends on the Series D Preferred Stock accrue and are cumulative from the date of issuance of a given share of Series D Preferred Stock.

Holders of our shares of Series D Preferred Stock are not entitled to any dividend in excess of full cumulative Series D Dividends on such shares. Unless full cumulative Series D Dividends for all past dividend periods have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

●	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to the Series D Preferred Stock as to the dividend rights or rights upon our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of Common Stock, Series A Preferred Stock, Series L Preferred Stock or any other class or series of our stock ranking junior to or on parity with the Series D Preferred Stock as to dividend rights; or

●	except by conversion into or exchange for shares of stock ranking junior to the Series D Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series A Preferred Stock, Series A1 Preferred Stock, Series L Preferred Stock or any class or any other class or series of our stock ranking junior to or on parity with the Series D Preferred Stock as to dividend rights.

Holders of our Series D Preferred Stock have the right to require us to redeem such shares beginning on the date of original issuance of such shares at a redemption price equal to the Series D Stated Value, less a redemption fee of 13%, beginning on the date of original issuance until but excluding the second anniversary thereof or a redemption fee of 10% beginning on the second anniversary of the date of original issuance until but excluding the fifth anniversary of the date of original issuance, in each case plus any accrued but unpaid dividends; provided, however, that our Board of Directors, in its discretion, may from time to time authorize the Company to redeem such shares of Series D Preferred Stock at a redemption price equal to the Series D Stated Value less a redemption fee of 10 to 0%, plus any accrued but unpaid dividends.

If a holder of shares of Series D Preferred Stock causes the Company to redeem such shares, we will pay the redemption price in cash or, on or after the first anniversary of the issuance of the shares of Series D Preferred Stock to be redeemed, at our option and in our sole discretion, in equal value through the issuance of shares of Common Stock, based on the volume weighted average price of our Common Stock for the 20 trading days prior to the redemption. Additionally, from and after the fifth anniversary of the date of original issuance of any shares of Series D Preferred Stock, we will have the right to redeem any or all shares of Series D Preferred Stock at 100% of the Series D Stated Value, plus any accrued but unpaid dividends, in cash or in equal value through the issuance of shares of Common Stock.

On January 28, 2020, we commenced our reasonable best efforts public offering of a maximum of $784,983,825, on an aggregate basis, of Series A Preferred Stock and Series D Preferred Stock. In June 2022, we terminated the offering of Series D Preferred Stock.

The transfer agent and registrar for the Series D preferred Stock is American Stock Transfer and Trust Company.

Series L Preferred Stock

Our Series L Preferred Stock has no voting rights. Subject to certain exceptions, holders of our Series L Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series L Preferred Stock (the “Series L Preferred Distribution”), at an annual rate of 5.5%, which rate is subject to increase under certain circumstances summarized below, of the stated value of our Series L Preferred Stock, which is $28.37 (the “Series L Stated Value”). The Series L Preferred Distribution is cumulative. If the Company fails to timely declare distributions or fails to timely pay distributions on our Series L Preferred Stock, the annual dividend rate of our Series L Preferred Stock will temporarily increase by 1.0% per year, up to a maximum rate of 8.5%, until the Company has paid all accrued distributions on our Series L Preferred Stock for any past dividend periods.

We must declare and pay the “Initial Dividend,” which for a given fiscal year is a minimum annual amount that is announced by us at the end of the prior fiscal year, on shares of our Common Stock prior to declaring and paying any portion of the Series L Preferred Distribution. While there are no limitations on the maximum amount of the Initial Dividend that can be paid in a particular year, it is our intention that we will not announce an Initial Dividend for any given year that, based on the information then reasonably available to us at the time of announcement, we believe will cause us to be unable to make a future distribution on our Series L Preferred Stock or on any other outstanding share of preferred stock.

Our Series L Preferred Stock ranks, with respect to payment of dividends, senior to our Common Stock, except with respect to and only to the extent of the Initial Dividend, and junior to our Series A Preferred Stock, Series A1 Preferred Stock and Series D Preferred Stock and Common Stock (with respect to and only to the extent of the Initial Dividend). Additionally, our Series L Preferred Stock ranks, with respect to rights upon our liquidation, dissolution or winding up, senior to our Common Stock to the extent of the Series L Stated Value and, except to the extent of the Initial Dividend, senior to our Common Stock with respect to any accrued and unpaid Series L Preferred Distributions. Our Series L Preferred Stock ranks, with respect to rights upon our liquidation, dissolution or winding up, on parity with our Series A Preferred Stock, Series A1 Preferred Stock and Series D Preferred Stock, to the extent of the Series L Stated Value, and junior to our Series A Preferred Stock Series A1 Preferred Stock and Series D Preferred Stock, with respect to any accrued and unpaid Series L Preferred Distributions.

Unless full cumulative Series L Preferred Distributions for all past annual periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

●	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to our Series L Preferred Stock as to the distribution rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our Common Stock other than in amounts up to but not exceeding the Initial Dividend, if any, or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights for any period; or

●	except by conversion into or exchange for shares of stock ranking junior to our Series L Preferred Stock as to distribution rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights.

However, to the extent necessary to preserve our status as a REIT, the foregoing sentence will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter.

Prior to November 21, 2022, we were not permitted to issue any preferred stock ranking senior to or on parity with the Series L Preferred Stock with respect to the payment of dividends, other distributions, liquidation, and or our dissolution or winding up unless the Minimum Fixed Charge Coverage Ratio (as defined in our charter) was equal to or greater than 1.25:1.00 as of the last day of the trailing 12-month period ending on the last day of the quarter preceding the date of such issuance. As of September 30, 2022, we were in compliance with the Minimum Fixed Charge Coverage Ratio requirement.

From and after November 21, 2022, subject to certain conditions, we may redeem shares of Series L Preferred Stock at a redemption price equal to the Series L Stated Value, plus all accrued and unpaid distributions. Additionally, from and after November 21, 2022, each holder of shares of Series L Preferred Stock may require us to redeem such shares at a redemption price equal to the Series L Stated Value, plus, provided certain conditions are met, all accrued and unpaid distributions. Notwithstanding the foregoing, a holder of shares of our Series L Preferred Stock may require us to redeem such shares at any time prior to November 21, 2022 if (1) we do not declare and pay in full the distributions on the Series L Preferred Stock for any annual period prior to such date and (2) we do not declare and pay all accrued and unpaid distributions on our Series L Preferred Stock for all past dividend periods prior to the applicable holder redemption date.

Our obligation to redeem any shares of our Series L Preferred Stock is limited to the extent that (i) we have sufficient funds available to fund any such redemption, in which case we will be required to redeem with shares of Common Stock, or (ii) we are restricted by applicable law, our charter, including the terms of our Series A Preferred Stock, or contractual obligations from making such redemption.

The redemption price will be paid at the election of the Company, in its sole discretion, (1) in cash in Israeli new shekels, (2) in shares of our Common Stock based on the lower of (i) the net asset value of the Company per share of Common Stock as most recently published by the Company as of the redemption date and (ii) the 20-day volume-weighted average price per share of our Common Stock as described in the Articles Supplementary describing the terms of our Series L Preferred Stock, or (3) in any combination of cash in Israeli new shekels and Common Stock, based on the foregoing conversion mechanisms.

Our Series L Preferred Stock is listed on Nasdaq and on the TASE, in each case under the ticker symbol “CMCTP.” The transfer agent and registrar for shares of our Series L Preferred Stock is American Stock Transfer and Trust Company.

Select Charter Provisions Related to Our Capital Stock

Classification or Reclassification of Capital Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of Common Stock, or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our Common Stock, Series A Preferred Stock, Series A1 Preferred Stock or Series L Preferred Stock, and authorizes us to issue the newly-classified shares, subject to the limitations contained in the terms of our Series L Preferred Stock described above. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the express terms of any other class or series of our stock then outstanding, the preferences, conversion or other rights, voting powers, restrictions (including restrictions as to transferability), limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded or the terms of any other class or series of our stock. Therefore, our Board of Directors could authorize the issuance of shares of Common Stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our Common Stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit that prohibits any person, unless exempted by our Board of Directors, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of our capital stock in excess of 6.25% in number of shares or value, whichever is more restrictive, of the aggregate of the outstanding shares of our stock or 6.25% of the number of shares or value, whichever is more restrictive, of the outstanding shares of our Common Stock. Pursuant to our charter, our Board of Directors has the power to increase or decrease the percentage of stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our stock is in excess of such decreased stock ownership limit until that person’s percentage ownership of our stock equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our stock falls below such decreased stock ownership limit, any further acquisition of stock will be in violation of the decreased stock ownership limit.

Our charter further prohibits (i) any person from beneficially or constructively owning our stock that (A) would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), (B) would cause us to constructively own 10% or more of the ownership interests in a tenant of our real property within the meaning of Section 856(d)(2)(B) of the Code or (C) would otherwise cause us to fail to qualify as a REIT, or (ii) any person from transferring our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our stock that will or may violate any of the foregoing restrictions on ownership and transfer, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), is required to give written notice immediately to us or, in the event of a proposed or attempted transfer, at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transfer and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

Our Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a person from each of the foregoing restrictions except those listed under (i)(A), (i)(C) and (ii) in the preceding paragraph. The person seeking an exemption must provide such representations, covenants and undertakings as our Board of Directors may deem appropriate to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our Board of Directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our Board of Directors has waived the 6.25% ownership limits and the restrictions listed under (i)(B) in the preceding paragraph for CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC, and persons owning a direct or indirect interest in CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC.

Any attempted transfer of shares of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such stock. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership and transfer contained in our charter, our charter provides that the purported transfer will be treated as invalid from the outset and the intended transferee will not acquire any rights in such stock. Shares of stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of our stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares, or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trust.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owned by the proposed transferee to the trust. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of the outstanding shares of our stock, including our Common Stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each beneficial or constructive owner and each person who is holding shares of our stock for such owner will, upon demand, be required to provide to us such information as we may request to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or might otherwise be in the best interests of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES

This section contains general terms and provisions of the depositary shares that may be offered and sold in one or more offerings under this prospectus. The terms of any depositary shares offered under this prospectus will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the depositary shares being offered, including any related deposit agreement. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this prospectus, the prospectus supplement will control.

Description of Depositary Shares

We may issue depositary shares representing a fraction or a multiple of a share of a class or series of preferred stock issued and with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any class or series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company that we select as our preferred stock depositary in respect of such depositary shares. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the applicable deposit agreement and complying with any other requirement of such deposit agreement. Fractional shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the applicable deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the class or series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable class or series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that class or series of preferred stock held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares are converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock, or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;
•	plus all money and any other property represented by one depositary share; and
•	all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend any deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

Any deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate any deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the class or series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary as set forth in a deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in a deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

Any deposit agreement will expressly limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be liable to the holders of depositary receipts for negligence or willful misconduct;
•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the relevant deposit agreement on your behalf or on behalf of any other party, unless holders provide us and the depositary with satisfactory indemnity; and
•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

A depositary may resign at any time by notifying us of its election to do so. In addition, we may remove a depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of a depositary, we will appoint a successor depositary.

DESCRIPTION OF WARRANTS

This section contains general terms and provisions of the warrants that may be offered and sold in one or more offerings under this prospectus. Our Board of Directors will determine the specific terms of any warrants offered under this prospectus, and such terms will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the warrants being offered, including any related warrant agreement. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this prospectus, the prospectus supplement will control.

Terms

We may issue warrants for the purchase of our debt securities, shares of our Common Stock or preferred stock, other securities or property. We may issue the warrants under a warrant agreement, which we would enter into with a warrant agent to be selected by us. The warrant agent would act solely as an agent of ours in connection with the warrants and would not act as an agent for the holders or beneficial owners of the warrants. A copy of the form of any warrant agreement and the form of warrant relating to any particular issue of units will be filed with the SEC, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of such documents, see “Where You Can Find More Information.”

We will describe in the applicable prospectus supplement the terms relating to a series of warrants including, to the extent applicable, the following:

•	the offering price and the aggregate number of warrants offered;
•	the type and amount of securities and other property purchasable upon exercise of the warrants;
•	the price at which the warrants may be exercised;
•	the dates on which the warrants may be exercised;
•	any restrictions on the right of a holder to exercise the warrants;
•	the circumstances under which the exercise price payable and the type or amount of securities and other property purchasable upon exercise of the warrants may be adjusted and the nature of those adjustments;
•	the process by which the warrants may be exercised;
•	the circumstances under which any warrant agreement governing the terms of the warrants may be amended without the consent of the holders of the warrants;
•	any right of the Company to redeem or call, or accelerate the expiration of, the warrants;
•	a description of any material federal income tax consequences of holding or exercising the warrants;
•	whether the warrants will be in registered form or in bearer form; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Series A Warrants

On July 1, 2016, we commenced our reasonable best efforts public offering of up to 36,000,000 Series A Units, with each Series A Unit consisting of one share of Series A Preferred Stock and one Series A Warrant. In January 2020, we terminated the offering of Series A Units. The transfer agent and registrar for shares of our Series A Warrants is American Stock Transfer and Trust Company.

Each Series A Warrant is exercisable for one quarter of a share of our Common Stock at an exercise price, subject to adjustment, equal to a 15% premium to the fair market net asset value of the Company per share of Common Stock as most recently published by the Company at the time of the issuance of the applicable Series A Warrant.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants are subject to appropriate adjustment from time to time in relation to the following certain events or actions in respect of the Company, including the declaration or making of a distribution on outstanding shares of Common Stock in shares of Common Stock or the subdivision or reclassification of outstanding shares of Common Stock in a lesser or greater number. Additionally, pursuant to an amendment to the warrant agreement in respect of the Series A Warrants, the Company may, as it deems appropriate to account for the effect of the payment of a special cash dividend by the Company, adjust the exercise price of outstanding and unexpired Series A Warrants and/or adjust the number of shares of Common Stock for which Series A Warrants may be exercised. The decision of what constitutes a special cash dividend and whether to make any adjustment in connection therewith, the methodology used to make any adjustment and the extent of any adjustment will be determined by the Company in its sole discretion.

Holders of our Series A Warrants may exercise their Series A Warrants at any time beginning on the first anniversary of the date of issuance of such shares up to 5:00 p.m., New York time, on the date that is the fifth anniversary of such date of issuance (the “Series A Warrant Expiration Date”). The Series A Warrants are exercisable, at the option of each holder, in whole, but not in part, for no less than 50 shares of our Common Stock, unless such holder does not at the time of exercise own a sufficient number of Series A Warrants to meet such minimum amount. Any Series A Warrant that is outstanding after the applicable Series A Warrant Expiration Date will be automatically terminated.

A holder of our Series A Warrants does not have the right to exercise any portion of a Series A Warrant to the extent that, after giving effect to the issuance of shares of our Common Stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially or constructively own shares of Common Stock (i) in excess of 6.25% in value or number of shares, whichever is more restrictive, of the shares of Common Stock outstanding or (ii) that would otherwise result in the violation of any of the restrictions on ownership transfer of our stock contained in our charter, in each case, immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Series A Warrant, as discussed below in “Description of Capital Stock—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase Common Stock, preferred stock or other securities that may be offered and sold in one or more offerings under this prospectus. Except as described in any applicable prospectus supplement, prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise of the rights.

In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which such persons may be required to purchase any securities remaining unsubscribed after the completion of the offering.

The prospectus supplement relating to any rights offered under this prospectus will describe the specific terms of the offering and the rights, including to the extent applicable:

•	the record date for determining security holders entitled to the rights distribution;
•	the number of rights to be issued and the number and type of securities that may be purchased upon exercise of the rights;
•	the exercise price of the rights;
•	the date on which the rights will become effective and the date on which the rights will expire;
•	the circumstances under which a holder will be entitled to exercise the rights and the process by which rights may be exercised;
•	whether the rights will include oversubscription rights, so that the holders of such rights may purchase additional underlying securities if other holders do not purchase their full allotments;
•	whether an underwriter or other purchaser may purchase the underlying securities if holders of the rights do not purchase their full allotments, and the terms of such arrangement;
•	a description of any material federal income tax consequences of holding or exercising the warrants; and
•	any circumstances under which the Company may withdraw or terminate the rights offering prior to the expiration date of the rights.

DESCRIPTION OF UNITS

Units comprised of two or more securities (in type, number or both) described in this prospectus, in any combination, may be offered and sold in one or more offerings under this prospectus. The following description sets forth certain general terms and provisions of the units that may be offered pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Units may be issued pursuant to the terms of a unit agreement between us and a unit agent. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units;
•	whether and under what circumstances securities comprising the units may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

Unless otherwise provided in the applicable prospectus supplement, the transfer agent and registrar for units offered under this prospectus will be American Stock Transfer and Trust Company.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of the MGCL and our charter and bylaws contains the material terms of our charter and bylaws and is subject to, and qualified in its entirety by, reference to the MGCL and to our charter and bylaws. Our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part (see “Where You Can Find More Information”).

Our Board of Directors

Our charter and bylaws provide that the number of directors may be established, increased or decreased by a majority of our entire Board of Directors, but may not be fewer than the minimum number required by the MGCL (which currently is one) or, unless our bylaws are amended, more than 25. Any vacancy on our Board of Directors, whether resulting from an increase in the number of directors or otherwise, may only be filled by the affirmative vote of a majority of the remaining directors, even if such a majority constitutes less than a quorum. Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by the holders of our Common Stock to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed with or without cause and by the affirmative vote of at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and
•	was committed in bad faith or
•	was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our Company and at our Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, trustee, member, manager or partner and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, subject to approval from our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and named executive officers. Each indemnification agreement provides that we will indemnify and hold harmless each such director or named executive officer to the fullest extent permitted by law.

Business Combinations

The MGCL could restrict the power of third parties who acquire, or seek to acquire, control of us without the approval of our Board of Directors to complete mergers and other business combinations even if such transaction would be beneficial to stockholders. “Business combinations” between such a third-party acquirer or its affiliate and us are prohibited for five years after the most recent date on which the acquirer becomes an “interested stockholder.” An “interested stockholder” is defined as any person who beneficially owns 10% or more of the voting power of our outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock. If our Board of Directors approved in advance the transaction that would otherwise give rise to the acquirer attaining such status, the acquirer would not become an interested stockholder and, as a result, it could enter into a business combination with us. Our Board of Directors may, however, provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it. Even after the lapse of the five-year prohibition period, any business combination with an interested stockholder must be recommended by our Board of Directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by stockholders; and
•	two-thirds of the votes entitled to be cast by stockholders other than the interested stockholder and affiliates and associates thereof.

The super-majority vote requirements do not apply if, among other considerations, the transaction complies with a minimum price and form of consideration requirements prescribed by the statute. The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board of Directors prior to the time that an interested stockholder becomes an interested stockholder. Our Board of Directors has, by resolution, elected to opt out of this provision of the MGCL. However, our Board of Directors may by resolution elect to repeal the foregoing opt out from the business combination provision of the MGCL

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation. We have elected to opt out of this provision of the MGCL, pursuant to a provision in our bylaws. However, our Board of Directors may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board consisting of three classes;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority stockholder vote requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, except as may be provided by our Board of Directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board of Directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the Board of Directors, (2) vest in the Board of Directors the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our Board of Directors, our president, our chief executive officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting. We have not elected to classify our Board of Directors.

Dissolution, Amendment to the Charter and Other Extraordinary Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or convert into another entity unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, the indemnification of our officers and directors, restrictions on ownership and transfer of our stock or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Meetings of Stockholders

Under our bylaws, annual meetings of holders of our Common Stock must be held each year at a date, time and place determined by our Board of Directors. Special meetings of holders of our Common Stock may be called by the chairman of our Board of Directors, our chief executive officer, our president and our Board of Directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors, or (iii) by a holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of our annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our Board of Directors may be made only (A) by or at the direction of our Board of Directors, or (B) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Exclusive Form for Certain Litigation

Our bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the Company’s stockholders or (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL, or our charter or bylaws, or (b) any other action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any federal or state court sitting outside the State of Maryland unless the Company consents in writing to such court.

For claims arising under the Securities Act of 1933, as amended, our bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising thereunder.

PLAN OF DISTRIBUTION

We may offer and sell securities to purchasers directly, through agents, dealers or underwriters, through “at the market” offerings within the meaning of Rule 415(a)(4) under the Securities Act, through a combination of any of these methods of sale or through any other method permitted by applicable law and described in the relevant prospectus supplement. In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other holders of our securities.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

Unless otherwise specified in the prospectus supplement, the securities will have no established trading market, other than shares of our Common Stock and Series L Preferred Stock, which are each presently listed on Nasdaq and the TASE. We may elect to list any securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

If we sell the securities directly, then the offer will not involve any agents, dealers or underwriters. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any sales of these securities will be described in the applicable prospectus supplement.

We may also sell the securities through agents designated by us from time to time. Agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. The name of any agent involved in the offer or sale of the offered securities and a description of any commissions payable to the agent will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases during the period of its appointment.

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

If we offer securities in a rights offering to our existing stockholders or other holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities not subscribed for in the offering that they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

If underwriters are used to offer and sell securities, we will execute an underwriting agreement with such underwriters at the time of sale. Such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, including in sales deemed to be “at-the-market” offerings. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The names of the underwriters, the amounts underwritten and the nature of the underwriters to purchase our securities will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities. The applicable prospectus supplement will state any material relationships between the underwriters and us and the nature of the underwriters’ obligation to take and pay for securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties that may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies and educational, charitable and other institutions. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include any required information about any commissions we may pay for soliciting these contracts.

The applicable prospectus supplement may also identify one or more firms that may offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

We may enter into agreements with agents, dealers, underwriters or remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters or remarketing firms may engage in transactions with, or perform services for us or our affiliates in the ordinary course business.

VALIDITY OF THE SECURITIES OFFERED HEREBY

Unless otherwise specified in the applicable prospectus supplement, the validity of the Common Stock or preferred stock, or the Common Stock or preferred stock issuable upon the exercise, conversion or exchange of other securities, and certain other matters of Maryland law, will be passed upon for us by Venable LLP, and the validity of the debt securities, warrants, rights or units, or the debt securities, warrants, rights or units issuable upon the conversion of other securities, will be passed upon for us by Sullivan & Cromwell LLP. Certain additional legal matters may be passed on for us, or for any agents, dealers or underwriters, by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of CMCT incorporated by reference in this prospectus, and the effectiveness of CMCT’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

, 2022
Creative Media & Community Trust Corporation
$1,000,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

PRELIMINARY PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee		$34,162
Listing Fees	$		*
Accounting Fees and Expenses	$		*
Legal Fees and Expenses	$		*
Miscellaneous Expenses	$		*
Total	$		*

* These fees and expenses will vary based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our Company and at our Company’s request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, trustee, member, manager or partner and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, subject to approval from our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Further, we have entered into an Indemnification Agreement with each of our directors and certain executive officers. Each Indemnification Agreement provides that we will indemnify and hold harmless each such director or named executive officer to the fullest extent permitted by law.

Item 16. Exhibits

See the Exhibit Index below for a complete list of exhibits filed as part of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for purposes of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)            The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.		Document
**	1.1	Form of Underwriting Agreement for any offering of securities.
**	1.2	Form of Agency Agreement.
**	1.3	Form of Distribution Agreement.
	4.1	Articles of Amendment and Restatement of PMC Commercial Merger Sub, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
	4.2	Articles of Amendment (Name Change) (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
	4.3	Articles of Amendment (Reverse Stock Split) (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
	4.4	Articles of Amendment (Par Value Decrease) (incorporated by reference to Exhibit 3.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2014).
	4.5	Articles of Amendment (Reverse Stock Split) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 6, 2019).
	4.6	Articles of Amendment (Par Value Decrease) (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 6, 2019).
	4.7	Articles of Amendment (Name Change) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2022).
	4.8	Articles Supplementary for the Series A Preferred Stock (incorporated by reference to Exhibit 4.1 of the Form S-11 Registration Statement (333-210880) filed by the Registrant with the SEC on June 29, 2016).
	4.9	Amendment No. 1 to the Articles of Amendment and Restatement of CIM Commercial Trust Corporation, designating the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 31, 2020).
	4.10	Articles Supplementary to the Articles of Amendment and Restatement of CIM Commercial Trust Corporation, designating the Series D Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 31, 2020).
	4.11	Articles Supplementary for the Series L Preferred Stock, dated November 15, 2017 (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Form S-11 Registration Statement (333-218019) filed by the Registrant with the SEC on November 15, 2017).
	4.12	Articles Supplementary to the Articles of Amendment and Restatement of Creative Media & Community Trust Corporation, designating the Series A1 Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 17, 2022).
	4.13	Bylaws (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 16, 2022).
	4.14	Purchase Agreement among PMC Commercial Trust, PMC Preferred Capital Trust-A and Taberna Preferred Funding I, Ltd. dated March 15, 2005 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2005).
	4.15	Junior Subordinated Indenture between PMC Commercial Trust and JPMorgan Chase Bank, National Association as Trustee dated March 15, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2005).
	4.16	Amended and Restated Trust Agreement among PMC Commercial Trust, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and The Administrative Trustees Named Therein dated March 15, 2005 (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2005).
	4.17	Floating Rate Junior Subordinated Note due 2035 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005).
	4.18	Warrant Agreement, dated June 28, 2016, between Creative Media & Community Trust Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 of the Form S-11 Registration Statement (333-210880) filed by the Registrant with the SEC on June 29, 2016).

	4.19	First Amendment to Warrant Agreement, dated November 6, 2019, between Creative Media & Community Trust Corporation and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2019).
	4.20	Form of Warrant Certificate for the Series A Preferred Stock (incorporated by reference to Exhibit 4.4 of the Form S-11 Registration Statement (333-210880) filed by the Registrant with the SEC on June 29, 2016).
	4.21	Form of Indenture for Debt Securities (incorporated by reference to Exhibit 4.21 of the Form S-3 Registration Statement (333-268032) filed by the Registrant with the SEC on October 27, 2022).
**	4.22	Form of Senior Debt Securities.
**	4.23	Form of Subordinated Debt Securities.
**	4.24	Form of Articles Supplementary designating Preferred Stock.
**	4.25	Form of Deposit Agreement.
**	4.26	Form of Warrant Agreement.
**	4.27	Form of Warrant Certificate.
**	4.28	Form of Rights Agreement.
**	4.29	Form of Unit Agreement.
	5.1	Opinion of Venable LLP (incorporated by reference to Exhibit 5.1 of the Form S-3 Registration Statement (333-268032) filed by the Registrant with the SEC on October 27, 2022).
	5.2	Opinion of Sullivan & Cromwell LLP (incorporated by reference to Exhibit 5.2 of the Form S-3 Registration Statement (333-268032) filed by the Registrant with the SEC on October 27, 2022).
*	23.1	Consent of Deloitte & Touche LLP.
	23.2	Consent of Venable LLP (included in Exhibit 5.1).
	23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).
	24.1	Powers of Attorney (incorporated by reference to the signature page of the Form S-3 Registration Statement (333-268032) filed by the Registrant with the SEC on October 27, 2022).
***	25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture for Senior Debt Securities.
***	25.2	Form T-1 Statement of Eligibility of Trustee under the Indenture for Subordinated Debt Securities.
*	107.1	Filing Fee Table.
	*	Filed herewith.
	**	To be filed by amendment or as an exhibit to a document incorporated by reference.
	***	To be incorporated by reference to a filing made in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on November 21, 2022.

Dated: November 21, 2022

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Chief Executive Officer

By:	/s/ Barry N. Berlin
	Name:	Barry N. Berlin
	Title:	Chief Financial Officer

Powers of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Messrs. Thompson and Berlin, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this registration statement, any post-effective amendment to this registration statement, any other registration statement and exhibits thereto that is the subject of this registration statement, whether on Form S-3 or any other form under the Securities Act of 1933, as amended, and any and all applications, instruments and other documents to be filed with the U.S. Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Thompson
David Thompson	Chief Executive Officer (Principal Executive Officer)	November 21, 2022

/s/ Barry N. Berlin
Barry N. Berlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 21, 2022

*
Douglas Bech	Director	November 21, 2022

*
Marcie Edwards	Director	November 21, 2022

*
Shaul Kuba	Director	November 21, 2022

*
Richard Ressler	Director	November 21, 2022

*
Avraham Shemesh	Director	November 21, 2022

*
Elaine Wong	Director	November 21, 2022

* By:	/s/ DAVID THOMPSON
David Thompson
Attorney-in-Fact